Exhibit 4.3

MELLON BANK PFL MASTER NOTE TRUST

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee

INDENTURE

dated as of June 24, 2004

TABLE OF CONTENTS

GRANTING CLAUSE

i

v

EXHIBITS

EXHIBIT A	[FORM OF] PAYMENT INSTRUCTIONS

EXHIBIT B	[FORM OF] MONTHLY NOTEHOLDERS’ STATEMENT

EXHIBIT C	[FORM OF] INVESTMENT LETTER

EXHIBIT D-1	[FORM OF] CLEARANCE SYSTEM CERTIFICATE TO BE GIVEN TO THE TRUSTEE BY EUROCLEAR OR CLEARSTREAM, LUXEMBOURG FOR DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A TEMPORARY GLOBAL NOTE

EXHIBIT D-2	[FORM OF] CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM, LUXEMBOURG WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED INSTITUTIONAL BUYERS

EXHIBIT D-3	[FORM OF] CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM, LUXEMBOURG BY A BENEFICIAL OWNER OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7/02(c)
313(a)	7.04
(b)	7.04
(c)	7.03, 7.04
(d)	7.04
314(a)	3.09, 7.03(a)
(b)	3.06
(c)(1)	2.11, 8.09(c), 12.01(a)
(c)(2)	2.11, 8.09(c), 12.01(a)
(c)(3)	2.11, 8.09(c), 12.01(a)
(d)(1)	2.11, 8.09(c), 12.01(b)
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	12.01(a)
315(a)	6.01(b)
(b)	6.02
(c)	6.01(c)
(d)	6.01(d)
(d)(1)	6.01(d)
(d)(2)	6.01(d)
(d)(3)	6.01(d)
(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	Not Applicable
316(b)	5.08
317(a)(1)	5.04
317(a)(2)	5.04(d)
317(b)	5.04(a)
318(a)	12.07

*	This reconcilation and tie shall not, for any purpose be part of the within indenture.

THIS INDENTURE between MELLON BANK PFL MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of June 24, 2004.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its notes to be issued in one or more fully registered series or classes.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee for the benefit and security of (a) the Noteholders, (b) each Derivative Counterparty to a Derivative Agreement entered into in connection with issuance of a class of Notes that expressly states that such Derivative Counterparty is entitled to the benefit of the Collateral, and (c) the Indenture Trustee, in its individual capacity (the “Secured Party”), a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to:

(i)	the Collateral Certificate;

(ii)	the Collection Account;

(iii)	any Supplemental Account;

(iv)	all sub-Accounts in the Collection Account or any Supplemental Account;

(v)	all investment property, money and other property held in or through the Collection Account, any Supplemental Account or any sub-Account thereof;

(vi)	all rights, benefits and powers under any Derivative Agreement relating to any class of Notes;

(vii)	all rights of enforcement against any of the representations and warranties made by the Administrator pursuant to the Trust Agreement;

(viii)	all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(ix)	all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit rights and advices of credit consisting of, arising from, or relating to any of the foregoing; and

(x)	all proceeds of the foregoing.

The collateral described above is referred to as the “Collateral.” The Security Interest in the Collateral is granted to secure the Notes (and, to the extent specified in the applicable Indenture Supplement or Derivative Agreement, the obligations under any applicable Derivative Agreements) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture, or in the Indenture Supplement which establishes any class of Notes, and to secure (i) the payment of all amounts due on such Notes (and, to the extent so specified, the obligations under any applicable Derivative Agreements) in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement and (iii) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement. This Indenture is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected.

Particular Notes and Derivative Agreements will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a series or class thereof, as the case may be:

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments on Derivative Agreements is limited in recourse as set forth in Section 7.11.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act or in the Series 2004-MC Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) “including” and words of similar import shall be deemed to be followed by “without limitation.”

“Accounts” means, collectively, the Collection Account and any Supplemental Account, in each case including any sub-Accounts therein.

“Act” when used with respect to any Noteholder, is defined in Section 1.04(a).

“action,” when used with respect to any Noteholder, is defined in Section 1.04(a).

“Adjusted Outstanding Dollar Principal Amount” means at any time with respect to any series or class of Notes, the Outstanding Dollar Principal Amount of all Outstanding Notes of such series or class at such time, less any funds on deposit in the Principal Funding Account or the related sub-Account, as applicable, for such series or class at such time.

“Administrator” means Mellon Bank, N.A., as administrator of the Issuer.

“Adverse Effect” means, whenever used in this Indenture with respect to any series or class of Notes with respect to any action, that such action will (a) at the time of its occurrence or at any future date result in the occurrence of an Early Redemption Event or Event of Default relating to such series or class, as applicable, (b) adversely affect the amount of funds available to be distributed to the Noteholders of any such series or class pursuant to this Indenture or the timing of such distributions, or (c) adversely affect the security interest of the Indenture Trustee in the Collateral.

“AFCO Acceptance” means AFCO Acceptance Corporation, a California corporation.

“AFCO Credit” means AFCO Credit Corporation, a New York corporation.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14.

“Available Funds” (i) with respect to all series of Notes, means the amount of Available Funds (as defined in the Series 2004-MC Supplement) which are payable to the Issuer pursuant to Section 4.8(a) of the Pooling and Servicing Agreement as supplemented by the Series 2004-MC Supplement plus any amounts to be treated as Available Funds pursuant to Section 4.03(d) and (ii) with respect to any series of Notes, has the meaning specified in the related Indenture Supplement.

“Available Funds Allocation Amount” means, on any date of determination during any Monthly Period for any class or series of Notes (exclusive of (a) any Notes within such class or series that will be paid in full during such Monthly Period, and (b) any Notes that will have a Nominal Liquidation Amount of zero during such Monthly Period), an amount equal to the sum of (i) the Nominal Liquidation Amount for such class or series, as applicable, as of the last day of the preceding Monthly Period, plus (ii) the aggregate amount of any increases in the Nominal Liquidation Amount of such class or series, as applicable, as a result of the accretion of principal on Discount Notes of such class or series, as applicable during such Monthly Period.

“Available Principal Amounts” (i) with respect to all series of Notes, means the amount of Available Investor Principal Collections (as defined in the Series 2004-MC Supplement) which are payable to the Issuer pursuant to Section 4.11(b)(i) or Section 4.11(c)(i) of the Pooling and Servicing Agreement as supplemented by the Series 2004-MC Supplement and (ii) with respect to any series of Notes, has the meaning specified in the related Indenture Supplement.

“Business Day,” unless otherwise specified in the Indenture Supplement for any class of Notes, means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Minneapolis, Minnesota or Pittsburgh, Pennsylvania, are authorized or obligated by law, executive order or governmental decree to be closed.

“class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.

“Collateral” is defined in the Granting Clause.

“Collateral Certificate” means the Series 2004-MC Certificate issued pursuant to the Pooling and Servicing Agreement and the Series 2004-MC Supplement, as amended, supplemented, restated or otherwise modified from time to time.

“Collection Account” is defined in Section 4.02(a).

“Collections” is defined in Section 4.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means the principal office of the Indenture Trustee in Minneapolis, Minnesota at which at any particular time its corporate trust business will be principally administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services.

“Daily Principal Amount” means, for any day during any Monthly Period on which Collections of Principal Receivables are processed pursuant to Section 4.7 of the Series 2004-MC Supplement for any series or class of Notes, an amount equal to the product of (a) the aggregate amount allocated to the Investor Certificateholders (as defined in the Series 2004-MC Supplement) pursuant to Section 4.7(a)(ii) or 4.7(b)(ii) of the Pooling and Servicing Agreement as supplemented by the Series 2004-MC Supplement and (b) the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Amount for such series or class of Notes for such day and the denominator of which is the Principal Allocation Amount for all series of Notes for such day.

“Depository” means a U.S. Depository or a Foreign Depository, as the case may be.

“Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

“Derivative Counterparty” means any party to any Derivative Agreement other than the Issuer or the Indenture Trustee.

“Discount Note” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Dollar Principal Amount) thereof to be due and payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Expected Principal Payment Date of the applicable Note.

“Dollar” means (a) United States dollars, or (b) denominated in United States dollars.

“Early Redemption Event” is defined in Section 12.01.

“Effective Date” means the date on which this Indenture is executed and delivered by the parties hereto.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” is defined in Section 7.01.

“Exchange Date” means, with respect to any class of Notes, the latest of:

(a) any date that is after the related issuance date; and

(b) the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

“Expected Principal Payment Date” means, with respect to any series or class of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Fitch” means Fitch, Inc., or any successor thereto.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

“Global Note” means any Note issued pursuant to Section 2.04.

“group” means any one or more series of Notes which are specified as belonging to a common group (including any group established by an Indenture Supplement) in the applicable Indenture Supplement. A particular series may be included in more than one group if the Indenture Supplement for such series so provides.

“Holder,” when used with respect to any Note, means a Noteholder.

“Indenture” or “this Indenture” means this Indenture as originally executed and as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and will include the terms of particular series or classes of Notes created as contemplated by Section 3.01.

“Indenture Supplement” means, with respect to any series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 10.01, together with any applicable terms document related to such Indenture

Supplement and any amendment to the Indenture Supplement executed pursuant to Section 10.01 or 10.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any series or class means the Indenture Trustee with respect to Notes of that series or class.

“Indenture Trustee Authorized Officer”, when used with respect to the Indenture Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Initial Dollar Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to classes of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such class, and (b) with respect to classes of Discount Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.

“Interest Payment Date” means, with respect to any series or class of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investor Certificate” is defined in the Pooling and Servicing Agreement.

“Investor Certificateholder” is defined in the Pooling and Servicing Agreement.

“Investor Interest” is defined in the Series 2004-MC Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” is defined in the first paragraph of this Indenture.

“Issuer Authorized Officer” means (a) an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Administrator, or any other officer or employee of the Administrator who is authorized to act on behalf of the Issuer.

“Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer or the Issuer by an Issuer Authorized Officer and, in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new class of Notes. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Administrator.

“Issuer Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding series or class of Notes that were characterized as debt at the time of their issuance, (b) following such action the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes and (d) except as provided in the related Indenture Supplement, where such action is the issuance of a series or class of Notes, following such action such series or class of Notes will be properly characterized as debt.

“Legal Maturity Date” means, with respect to a series or class of Notes, the date specified in the Indenture Supplement, for such Note as the fixed date on which the principal of such series or class of Notes is due and payable.

“Majority Holders” means, with respect to any series or class of Notes or all Outstanding Notes, the Holders of a majority in Outstanding Dollar Principal Amount of the Outstanding Notes of that series or class or of all Outstanding Notes, as the case may be.

“Master Trust” means Mellon Bank Premium Finance Loan Master Trust, established pursuant to the Pooling and Servicing Agreement.

“Master Trust Trustee” shall have the meaning set forth in the Pooling and Servicing Agreement.

“Master Trust Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Investor Certificates, as defined in the Pooling and Servicing Agreement, of any outstanding series or class under the Master Trust that were characterized as debt at the time of their issuance, (b) following such action the Master Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder, as defined in the Pooling and Servicing Agreement.

“Mellon Bank” means Mellon Bank, N.A., a national banking association and its successors and assigns.

“Monthly Noteholders’ Statement” means a report substantially in the form of Exhibit B, as the same may be supplemented as set forth in the related Indenture Supplement.

“Monthly Period” has the meaning specified in the Series 2004-MC Supplement.

“Monthly Principal Payment” means, with respect to any series of Notes, an amount, not less than zero, equal to (a) the Targeted Principal Deposit Amount plus (b) the Reallocated Principal Amount minus (c) Reallocated Available Funds, each with respect to such series of Notes for such Monthly Period; provided that the Monthly Principal Payment for such series of Notes shall not exceed the amount set forth in clause (a) of the definition of Series Available Principal Amounts for such series of Notes.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Nominal Liquidation Amount” means, with respect to any Outstanding class of Notes, an amount determined in accordance with the applicable Indenture Supplement. The Nominal Liquidation Amount for a series of Notes will be the sum of the Nominal Liquidation Amounts of all of the classes of Notes of that series.

“non-Performing,” with respect to a Derivative Agreement, means not Performing.

“Note” or “Notes” means any note or notes of any series or class authenticated and delivered from time to time under this Indenture.

“Note Amortization Period” means, with respect to any series or class of Notes, the period commencing on the first day of the Monthly Period for which there is a Targeted Principal Deposit Amount with respect to such series or class of Notes and ending on the last day of the Monthly Period preceding the next following Monthly Period for which there is no Targeted Principal Deposit Amount with respect to such series or class of Notes; provided, however, that, with respect to any class of Notes that has been accelerated following an event of default, has had an early redemption event or will be partially redeemed during a partial or limited amortization, the related Note Amortization Period will commence on the effective date of such acceleration, early redemption event or partial or limited amortization period.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Rating Agency” means, with respect to any Outstanding series or class of Notes, each statistical Note Rating Agency selected by the Issuer to rate such Notes.

“Note Register” is defined in Section 3.05.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Officer’s Certificate” means a certificate signed by the Administrator or the Owner Trustee and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Administrator.

“Opinion of Counsel” means a written opinion of counsel acceptable to the Indenture Trustee, who may, without limitation, and except as otherwise expressly provided in this Indenture, be an employee of or of counsel to the Issuer, the Administrator or any of their Affiliates.

“Outstanding,” when used with respect to a Note or with respect to Notes of any series or class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 3.09;

(b) any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c) any Notes that are deemed to have been paid in full pursuant to Section 5.03; and

(d) any such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 3.06, (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for purposes of Section 9.04, Notes beneficially owned by the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor or any Affiliate of the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Indenture Trustee Authorized Officer knows to be owned by the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor or any Affiliate of the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as

Outstanding if the pledgee creates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor or any other obligor upon the Notes or any Affiliate of the Issuer, AFCO Acceptance, AFCO Credit, Mellon Bank or the Transferor or such other obligor.

“Outstanding Dollar Principal Amount” means at any time,

(a) with respect to any series or class of non-Discount Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such series or class at such time, less the amount of any withdrawals from the Principal Funding sub-Account for such class of Notes for payment of principal to the Holders of such class or the applicable Derivative Counterparty pursuant to the related Indenture Supplement, and

(b) with respect to any series or class of Discount Notes, an amount of the Outstanding Notes of such series or class calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such series or class or to the applicable Derivative Counterparty and accretions of principal, each pursuant to the related Indenture Supplement.

“Owner Trustee” means Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as owner trustee of the Issuer, and each of its successors and assigns.

“Paired Series” means (a) each series which has been paired with another series (which series may be prefunded or partially prefunded), such that the reduction of the Nominal Liquidation Amount of such series as a result of a deposit to the Principal Funding Account for such series results in a corresponding increase of the Nominal Liquidation Amount of such other series, as described in the related Indenture Supplements, and (b) such other series.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer, which shall initially be the Indenture Trustee.

“Payment Date” means, with respect to any series or class of Notes, the applicable Principal Payment Date or Interest Payment Date.

“Payment Instruction” means an instruction substantially in the form of Exhibit A, or such other form as the Issuer may determine, as the same may be supplemented as set forth in the related Indenture Supplement.

“Performing” means, with respect to any Derivative Agreement, no payment default or repudiation of performance by a Derivative Counterparty has occurred, and such Derivative Agreement has not been terminated.

“Permanent Global Note” is defined in Section 2.05.

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any series of Notes:

(a) instruments, investment property or other property consisting of

(i) obligations of or fully guaranteed by the United States of America;

(ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Indenture Trustee’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of P-1 and A-l+, respectively, and, if rated by Fitch, Fl+ from Fitch;

(iii) commercial paper (including but not limited to asset backed commercial paper) having, at the time of the Indenture Trustee’s investment or contractual commitment to invest therein, a rating from Moody’s and Standard & Poor’s of P-I and A-1+, respectively, and, if rated by Fitch, F1+ from Fitch;

(iv) bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and

(v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor’s and Aaa by Moody’s or otherwise approved in writing by each Note Rating Agency;

(b) demand deposits in the name of the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii) above;

(c) uncertificated securities that are registered in the name of the Indenture Trustee upon books maintained for that purpose by the issuer thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) with respect to which each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect; and

(d) any other investment if each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect.

Permitted Investments may include investments for which the Trustee or an Affiliate receives compensation as advisor or otherwise.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any class of Notes issued hereunder, the city or political subdivision so designated with respect to such class of Notes in accordance with the provisions of Section 3.01.

“Pooling and Servicing Agreement” means the Amended and Restated Pooling and Servicing Agreement, dated as of June 15, 2001, between the Transferor, AFCO Acceptance and AFCO Credit as servicers, Premium Financing Specialists, Inc., and Premium Financing Specialists of California, Inc., as back-up servicers and Wells Fargo Bank, National Association, as successor to Wells Fargo Bank Minnesota, National Association, as trustee, as amended, restated and supplemented by Amendment No. 1 thereto and from time to time.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Allocation Amount” shall mean, on any date of determination during any Monthly Period for any class or series of Notes (exclusive of (x) any Notes within such class or series that will be paid in full during such Monthly Period and (y) any notes that will have a Nominal Liquidation Amount of zero during such Monthly Period), an amount equal to the sum of (a) for any Notes within such class or series of Notes in a Note Amortization Period, the sum of the Nominal Liquidation Amounts for such Notes as of the close of business on the day prior to the commencement of the most recent Note Amortization Period for such Notes, and (b) for all other Notes Outstanding within such class or series of Notes, (i) the sum of the Nominal Liquidation Amounts for such Notes, each as of the close of business on the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period for any such series or class of Notes, the Initial Dollar Principal Amount of such Notes), plus (ii) the aggregate amount of any increases in the Nominal Liquidation Amount of such Notes as a result of the accretion of principal on Discount Notes of such class or series, as applicable, during such Monthly Period on or prior to such date.

“Principal Payment Date” means, with respect to any series or class of Notes, the 15th day (or if such day is not a Business Day, the next succeeding Business Day) of each month in which there is a Targeted Principal Deposit Amount.

“Principal Shortfall” means, for any series of Notes, with respect to any Monthly Period, the excess, if any, of (a) an amount equal to the Targeted Principal Deposit Amount for the related Monthly Period for such series, over (b) the sum of the Daily Principal Amounts for each day during such Monthly Period for such series of Notes plus Reallocated Available Funds for the related Monthly Period for such series minus Reallocated Principal Amounts for the related Monthly Period for such series; provided, however, that if the Rapid Amortization Period

(as defined in the Series 2004-MC Supplement) has commenced, the amount computed pursuant to clause (a) shall be the Nominal Liquidation Amount of such series of Notes.

“Qualified Account” means either (a) a segregated account (including a securities account) with a Qualified Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Note Rating Agency in one of its generic rating categories which signifies investment grade.

“Qualified Institution” means (a) a depository institution, which may include the Trustee (as defined in the Pooling and Servicing Agreement), Indenture Trustee, or the Owner Trustee (so long as it is a paying agent under the Indenture), organized under the laws of the United States of America or any one of the States thereof or the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating in the applicable investment category of each Note Rating Agency or (b) a depository institution acceptable to each Note Rating Agency.

“Ratings Effect” means a reduction, qualification or withdrawal of any then current rating of the Notes.

“Reallocated Available Funds” means, with respect to any series of Notes for any Monthly Period, the aggregate amount of series Available Funds to be deposited into a principal funding account, paid to noteholders or otherwise treated as series Available Principal Amounts on the related Transfer Date pursuant to the related Indenture Supplement.

“Reallocated Principal Amount” means, with respect to any series of Notes for any Monthly Period, the aggregate amount of series Available Principal Amounts to be deposited into an interest funding account, paid to the Servicer as a portion of the Servicing Fee or otherwise treated as series Available Funds on the related Transfer Date pursuant to the related Indenture Supplement.

“Receivables” is defined in the Pooling and Servicing Agreement.

“Record Date” for the interest or principal payable on any Note on any applicable Payment Date means the Business Day prior to the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a holder of a Registered Note.

“Required Subordinated Amount” means, with respect to any class of a senior class of Notes, the amount specified in the related Indenture Supplement.

“Secured Party” is defined in the Granting Clause.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Security Interest” means the security interest granted pursuant to the Granting Clause.

“senior class,” with respect to a class of Notes of any series, has the meaning specified in the related Indenture Supplement.

“series” means, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series 2004-MC Supplement” means the Series 2004-MC Supplement to the Pooling and Servicing Agreement dated as of June 24, 2004, as amended, supplemented, restated or otherwise modified from time to time.

“Servicer” is defined in the Pooling and Servicing Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Stated Principal Amount,” with respect to any Note, has the meaning specified in the related Indenture Supplement.

“sub-Account” means each portion of an Account designated as such pursuant to this Indenture or the related Indenture Supplement.

“subordinated class,” with respect to a class of Notes of any series, has the meaning specified in the related Indenture Supplement.

“subordinated Notes” means Notes of a subordinated class of a series.

“Supplemental Account” means the trust account or accounts designated as such and established pursuant to Section 4.02(a).

“Targeted Principal Deposit Amount,” for each series or class of Notes, is defined in the related Indenture Supplement

“Temporary Global Note” is defined in Section 2.05.

“Transfer Date” is defined in the Pooling and Servicing Agreement.

“Transferor” means Mellon Premium Finance Loan Owner Trust, a Delaware business trust, and its successors, as transferor under the Pooling and Servicing Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 24, 2004, between Mellon Bank, N.A., as Administrator, and Chase Manhattan Bank

USA, National Association, as Owner Trustee, as amended, supplemented, restated or supplemented from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 10.05.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“U.S. Depository” means, unless otherwise specified by the Issuer pursuant to either Section 2.04, 2.06, or 3.01, with respect to Notes of any class issuable or issued as Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute regulation.

“Weighted Average Principal Allocation Amount” means, with respect to any period for any class or series of Notes, the sum of the Principal Allocation Amounts for such class or series, as applicable, as of the close of business on each day during such period divided by the actual number of days in such period.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 11.04) will include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, “action”) provided by this Indenture to be given or taken by Noteholders of any series or class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Registered Notes shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders any action, the Issuer may, at its option, by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such action, but the Issuer shall have no obligation to do so. If the Issuer does not so fix a record date, such record date shall be the later of thirty (30) days before the first solicitation of such action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation. Such action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such action, and for that purpose the Notes Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Note.

Section 1.05. Notices, etc., to Indenture Trustee and Issuer. Any action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

(b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Section 7.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

Section 1.06. Notices to Noteholders, Waiver.

(a) Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Registered Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Indenture Trustee and the Issuer shall be deemed to be a sufficient giving of such notice.

(c) With respect to any class of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such class.

(d) Where this Indenture provides for notice to any Note Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Adverse Effect.

Section 1.07. Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and the Owner Trustee and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar,

Derivative Counterparties (to the extent specified in the applicable Derivative Agreement) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.14. Indenture Referred to in the Trust Agreement. This is the Indenture referred to in the Trust Agreement.

Section 1.15. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

ARTICLE II

NOTE FORMS

Section 2.01. Forms Generally. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject, with respect to the Notes of any series or class, to the rules of any securities exchange on which such Notes are listed.

Section 2.02. Forms of Notes. Each Note shall be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer shall deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate shall have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Administrator to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

Section 2.03. Form of Indenture Trustee’s Certificate of Authentication. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series or class designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee,

By:
Authorized Signatory

Dated:

Section 2.04. Notes Issuable in the Form of a Global Note.

(a) If the Issuer establishes pursuant to Sections 2.02 and 3.01 that the Notes of a particular series or class are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer shall execute and the Indenture Trustee or its agent shall, in accordance with Section 3.03 and the Issuer Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) shall represent, and shall be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Expected Principal Payment Date of such Notes) of the Outstanding Notes of such series or class to be represented by such Global Note or Notes, or such portion thereof as the Issuer shall specify in an Issuer Certificate, (ii) in the case of Registered Notes, shall be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) shall be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, shall bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(b) Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(c) With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such series or class ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer shall appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Indenture Trustee or its agent, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes of such series or class in exchange for such Global Note, shall authenticate and deliver, individual Notes of such series or class of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

(ii) If specified by the Issuer pursuant to Sections 2.02 and 3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such series or class of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer shall execute, and the Indenture Trustee or its agent shall authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same series or class of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iii) If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing not less than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that class advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes of that class may exchange such Notes for individual Notes.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Issuer shall execute and the Indenture Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note shall be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.05. Temporary Global Notes and Permanent Global Notes.

(a) If specified in the applicable Indenture Supplement for any class, all or any portion of a Global Note initially may be issued in the form of a single temporary Global Registered Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such class and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note shall be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form. The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent Registered Notes (the “Permanent Global Notes”).

(b) Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes shall be made as provided in this clause. The Issuer shall, upon its determination of the date of completion of the distribution of the Notes of such class, so advise the Indenture Trustee, the Foreign Depository, and each foreign clearing agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuer shall execute and deliver to the Indenture Trustee at its London office or its designated agent outside the United States Permanent Global Notes in registered form in an aggregate principal amount equal to the entire aggregate principal amount of such class. The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date. A United States Person may exchange the portion of the Temporary Global Note beneficially owned by it only for an equal aggregate principal amount of Permanent Global Notes in registered form bearing the applicable legend set forth in the form of Registered Note attached to the applicable Indenture Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Issuer so elects. The Issuer may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuer shall cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder according to the instructions of the Holder, in the case of Registered Notes, but in either case only upon presentation to the Indenture Trustee of a written statement substantially in the form of Exhibit D-1 (or such other form as the Issuer may determine) with respect to the Temporary Global Note, or portion thereof being exchanged, signed by a foreign clearing agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Temporary Global Note, or a portion thereof being exchanged, by a United States institutional investor pursuant to this clause, the certificate in the form of Exhibit D-2 (or such other form as the Issuer may determine) signed by the Administrator which sold the relevant Notes or (ii) in all other cases, the certificate in the form of Exhibit D-3 (or such other form as the Issuer may determine), the certificate referred to in this clause (ii) being dated on the earlier of the first payment of interest in respect of such Note and the date of the delivery of such Note in definitive form. Upon receipt of such certification, the Indenture Trustee shall cause the Temporary Global Note to be endorsed in accordance with clause (d). Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency.

(c) The delivery to the Indenture Trustee by a foreign clearing agency of any written statement referred to above may be relied upon by the Issuer and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.

(d) Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note shall be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note shall in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note shall not be entitled to receive payments of interests on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

Section 2.06. Beneficial Ownership of Global Notes. Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.04 or as otherwise specified in any applicable Indenture Supplement:

(a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency and the clearing agency’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b) the rights of the respective Note Owners shall be exercised only through the applicable clearing agency and the clearing agency’s participants and shall be limited to those established by law and agreements between such Note Owners and the clearing agency and/or the clearing agency’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 2.04, the clearing agency shall make book-entry transfers among the clearing agency’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.07. Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form shall have been issued to the related Note Owners, the Indenture Trustee shall give all such notices and communications to the applicable Depository.

[END OF ARTICLE II]

ARTICLE III

THE NOTES

Section 3.01. General Title; General Limitations; Issuable in Series; Terms of a Series or class.

(a) The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) The Notes may be issued in one or more series or classes up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each series or class under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series or class without preference, priority or distinction on account of the actual time of the authentication and delivery or Expected Principal Payment Date or Legal Maturity Date of the Notes of such series or class, except as specified in the applicable Indenture Supplement for such series or class.

(c) Each Note issued must be part of a series and class of Notes for purposes of allocations pursuant to Article V. A series of Notes is created pursuant to an Indenture Supplement. A class of Notes is created pursuant to an Indenture Supplement or pursuant to an Issuer Certificate or terms document, each related to the Indenture Supplement for the applicable series.

(d) Each series of Notes may be assigned to a group or groups of Notes for purposes of allocations pursuant to Article V. The related Indenture Supplement shall identify the group or groups, if any, to which a series of Notes has been assigned and the manner and extent to which series in the same group shall share amounts. Any Series of Notes may be designated as a Paired Series.

(e) Each series of Notes may, but need not be, subdivided into multiple classes. Notes belonging to a class in any series may be entitled to specified payment priorities over other classes of Notes in that series.

(f) There shall also be established in or pursuant to an Indenture Supplement or pursuant to an Issuer Certificate or terms document related to the applicable Indenture Supplement before the initial issuance of Notes of each such series or class, provision for:

(i) the series designation;

(ii) the Stated Principal Amount of the Notes;

(iii) whether such series belongs to any group or groups;

(iv) whether such Notes are of a particular class of Notes;

(v) the Required Subordinated Amount (if any) for such class of Notes;

(vi) the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;

(vii) if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(viii) if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or groups or indexes of securities or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(ix) the price or prices at which the Notes will be issued;

(x) the times at which such Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(xi) the rate per annum at which such Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xii) each Interest Payment Date, Expected Principal Payment Date and Legal Maturity Date for such Notes;

(xiii) the Initial Dollar Principal Amount of such Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Notes;

(xiv) whether or not application will be made to list such Notes on any securities exchange;

(xv) any Events of Default or Early Redemption Events with respect to such Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Redemption Events set forth herein that shall be applicable to such Notes (including a provision making any Event of Default or Early Redemption Event set forth herein inapplicable to the Notes of that series or class);

(xvi) the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such series or class;

(xvii) if such Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xviii) the subordination of such Notes to any other indebtedness of the Issuer, including without limitation, the Notes of any other series or class;

(xix) if such Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xx) the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date;

(xxi) the controlled accumulation amount, if any, the controlled amortization amount, if any, or other principal amortization amount, if any, scheduled for such Notes;

(xxii) whether such series will be a Paired Series; and

(xxiii) any other terms of such Notes which will not be inconsistent with the provisions of this Indenture;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such series or class.

(g) The form of the Notes of each series or class shall be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such series or class. The Notes of each series or class shall be distinguished from the Notes of each other series or class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

(h) Unless otherwise provided with respect to Notes of a particular series or class, the Notes of any particular series or class shall be issued in registered form, without coupons.

(i) Any terms or provisions in respect of the Notes of any series or class issued under this Indenture may be determined pursuant to this Section by providing in the applicable Indenture Supplement for the method by which such terms or provisions shall be determined.

(j) The Notes of each series or class may have such Expected Principal Payment Date or Dates or Legal Maturity Date or Dates, be issuable at such premium over or discount from their face value, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Notes registered as such on such Record Dates, or may bear no interest, and have such terms, all as shall be provided for in or pursuant to the applicable Indenture Supplement.

Section 3.02. Denominations. The Notes of each class shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Registered Notes of any class, the Registered Notes of that class shall be issued in denominations of $1,000 and multiples thereof.

Section 3.03. Execution, Authentication and Delivery and Dating.

(a) The Notes shall be executed on behalf of the Issuer by an Issuer Authorized Officer. The signature of any officer of the Administrator or the Owner Trustee on the Notes may be manual or facsimile.

(b) Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee shall, upon request by an Officer’s Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d) Before any such authentication and delivery, the Indenture Trustee shall be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuer Certificate and any other opinion or certificate relating to the issuance of the class of Notes required to be furnished pursuant to Section 2.02 or Section 3.10.

(e) The Indenture Trustee shall not be required to authenticate such Notes if the issue thereof shall adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note for any class, all Notes shall be dated the date of their authentication.

(g) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Notes.

(a) Pending the preparation of definitive Notes of any class, the Issuer may execute, and, upon receipt of the documents required by Section 3.03, together with an Officer’s Certificate, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b) If temporary Notes of any class are issued, the Issuer shall cause definitive Notes of such class to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes of such class shall be exchangeable for definitive Notes of such class upon surrender of the temporary Notes of such class at the office or agency of the Issuer in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such class of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such class shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such class.

Section 3.05. Registration, Transfer and Exchange.

(a) The Issuer shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Notes, or of Registered Notes of a particular class, and for transfers of Registered Notes or of Registered Notes of such class. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuer as provided in Section 11.02.

(b) Subject to Section 2.04, upon surrender for transfer of any Registered Note of any class at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401 (a) of the UCC are met, the Issuer shall execute, and, upon receipt of such surrendered note, the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such class of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Principal Payment Date and Legal Maturity Date and of like terms.

(c) Subject to Section 2.04, at the option of the Holder, Notes of any class may be exchanged for other Notes of such class of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Principal Payment Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholders making the exchange are entitled to receive.

(d) All Notes issued upon any transfer or exchange of Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e) Every Note presented or surrendered for transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f) Unless otherwise provided in the Note to be transferred or exchanged, no service charge shall be made on any Noteholder for any transfer or exchange of Notes, but the Issuer may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or 10.06 not involving any transfer.

(g) None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(h) The Issuer initially appoints Wells Fargo Bank, National Association, to act as Note Registrar for the Registered Notes on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any class of Notes issued under this Indenture.

(i) Registration of transfer of Notes containing the following legend or to which the following legend is applicable:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

shall be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee shall deliver, at its expense, to the Issuer and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as

Exhibit C or such other form as the Issuer may determine, and no registration of transfer shall be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above shall also bear such legend unless the Issuer, the Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the legend referred to above is presented to the Note Registrar for registration of transfer, the Note Registrar shall promptly seek instructions from the Issuer regarding such transfer and shall be entitled to receive an Issuer Certificate prior to registering any such transfer. The Issuer hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Issuer and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series or class, Expected Principal Payment Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

(c) Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same series or class duly issued hereunder.

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07. Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Registered Note shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

Section 3.08. Persons Deemed Owners. The Issuer, the Indenture Trustee, the Owner Trustee, the Administrator and any agent of the Issuer, the Indenture Trustee, the Owner Trustee, or the Administrator may treat the Person who is proved to be the owner of such Note pursuant to Section 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Owner Trustee, nor any agent of the Issuer, the Indenture Trustee, the Owner Trustee, or the Administrator shall be affected by notice to the contrary.

Section 3.09. Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee shall dispose of all canceled Notes in accordance with its customary procedures and shall deliver a certificate of such disposition to the Issuer.

Section 3.10. New Issuances of Notes.

(a) The Issuer may issue new Notes of any series or class, so long as the following conditions precedent are satisfied:

(i) on or before the third Business Day before the date that the new issuance is to occur, the Issuer gives the Indenture Trustee and the Note Rating Agencies written notice of the issuance;

(ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Note Rating Agency an Issuer Certificate to the effect that:

(A) the Issuer reasonably believes that the new issuance shall not at the time of its occurrence or at a future date cause an Adverse Effect on any Outstanding Notes;

(B) all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(C) the form and terms of such Notes have been established in conformity with the provisions of this Indenture; and

(D) all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, the Issuer has the trust power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Notes, if any, of such series or class Outstanding, subject to the terms of this Indenture and each Indenture Supplement;

(iii) on or before the date that the new issuance is to occur, the Issuer shall have delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such issuance;

(iv) on or before the date that the new issuance is to occur, the Issuer shall have delivered to the Trustee an Indenture Supplement and, if applicable, the Issuer Certificate or terms document relating to the applicable series and class of Notes;

(v) no Trust Pay Out Event as defined in the Pooling and Servicing Agreement or Series 2004-MC Pay Out Event as defined in the Series 2004-MC Supplement shall have occurred and be continuing as of the date of the new issuance;

(vi) on the issuance date, after giving effect to such issuance, the Transferor Interest (as defined in the Pooling and Servicing Agreement) will at least equal the Minimum Transferor Interest (as defined in the Series 2004-MC Supplement).

(vii) the Note Rating Agencies have provided written confirmation that such issuance shall not have a Ratings Effect;

(viii) the conditions specified herein or in Section 3.11 are satisfied; and

(ix) any other conditions specified herein in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions (other than clauses (iii) and (iv)) may be eliminated or modified as a condition precedent to any new issuance of a series or class of Notes if the Issuer has obtained written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of a new issuance of Notes.

(b) The Issuer and the Indenture Trustee shall not be required to obtain the consent of any Noteholder of any Outstanding series or class to issue any additional Notes of any series or class.

Section 3.11. Specification of Required Subordinated Amount and other Terms with Respect to each Class. The applicable Indenture Supplement for each class of Notes shall specify a Required Subordinated Amount of each subordinated class of Notes, if any.

Section 3.12. Shared Note Trust Excess Available Funds. On each Transfer Date, at the direction of the Servicer, (a) the Indenture Trustee shall apply for all outstanding series of Notes the aggregate amounts which the related Indenture Supplements specify are to be treated as “Shared Note Trust Excess Available Funds” for such Transfer Date, pro rata, in proportion to the Note Trust Available Funds Shortfalls, if any, with respect to each such series of Notes, and (b) the Indenture Trustee shall pay to the Issuer an amount equal to the excess, if any, of (x) for all outstanding series of Notes, the aggregate amounts which the related Indenture Supplements specify are to be treated as “Shared Note Trust Excess Available Funds” for such Transfer Date over (y) for all outstanding series of Notes, the aggregate amounts which the related Indenture Supplements specify are “Note Trust Available Funds Shortfalls” for such Transfer Date.

Section 3.13. Shared Note Trust Principal Collections. On each Transfer Date, at the direction of the Servicer, (a) the Indenture Trustee shall apply for all outstanding series of Notes the aggregate amounts which the related Indenture Supplements specify are to be treated as “Shared Note Trust Principal Collections” for such Transfer Date, pro rata, in proportion to the Note Trust Principal Shortfalls, if any, with respect to each such series of Notes, and (b) the Indenture Trustee shall pay to the Issuer for reinvestment in the Investor Interest of the Collateral Certificate an amount equal to the excess, if any, of (x) for all outstanding series of Notes, the aggregate amounts which the related Indenture Supplements specify are to be treated as “Shared Note Trust Principal Collections” for such Transfer Date over (y) for all outstanding series of Notes, the aggregate amounts which the related Indenture Supplements specify are “Note Trust Principal Shortfalls” for such Transfer Date.

[END OF ARTICLE III]

ARTICLE IV

ACCOUNTS AND INVESTMENTS

Section 4.01. Collections. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including, without limitation, all funds and other property payable to the Indenture Trustee in connection with the Collateral (collectively, the “Collections”). The Indenture Trustee shall hold all such money and property received by it as part of the Collateral and shall apply it as provided in this Indenture.

Section 4.02. Accounts.

(a) Accounts; Deposits to and Distributions from Accounts. On or before the Effective Date, the Issuer shall cause to be established and maintained one or more Qualified Accounts (collectively, the “Collection Account”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty. All collections received from the Master Trust pursuant to Section 5.01 and 5.02 of the Pooling and Servicing Agreement as supplemented by the Series 2004-MC Supplement shall be deposited into the Collection Account. From time to time in connection with the issuance of a series or class of Notes, the Indenture Trustee may establish one or more Qualified Accounts denominated as “Supplemental Accounts” in the name of the Indenture Trustee. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty. If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Issuer shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent in writing) establish a new Collection Account that is a Qualified Account and shall transfer any cash and/or investments to such new Collection Account. From the date such new Collection Account is established, it shall be the “Collection Account.” Supplemental Accounts shall be created as specified in the applicable Indenture Supplement. Any Supplemental Account shall receive deposits as set forth in the applicable Indenture Supplement.

(b) All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of funds in the Accounts pursuant to this Indenture shall be made by or on behalf of the Indenture Trustee to the Paying Agent not later than 12:00 noon (central time) on the applicable Payment Date or earlier, if necessary, or as otherwise provided in Article V hereof or the applicable Indenture Supplement but only to the extent of available funds in the applicable Supplemental Account or sub-Account.

Section 4.03. Investment of Funds in the Accounts.

(a) Funds on deposit in the Accounts shall be invested and reinvested by the Indenture Trustee at the written direction of the Issuer in one or more Permitted Investments.

The Issuer may authorize the Indenture Trustee to make specific investments pursuant to written instructions, in such amounts as the Issuer shall specify. Notwithstanding the foregoing, funds held by the Indenture Trustee in any of the Accounts shall be invested in Permitted Investments that will mature in each case no later than one day prior to the date on which such funds in the Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Principal Payment Date or Interest Payment Date).

(b) All funds deposited from time to time in the Accounts pursuant to this Indenture and all investments made with such funds shall be held by the Indenture Trustee in the Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth herein.

(c) Funds and other property in any of the Accounts shall not be commingled with any other funds or property of the Issuer or the Indenture Trustee. The Indenture Trustee shall:

(i) hold each Permitted Investment (other than those described in clause (c) of the definition thereof) that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee), and (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of Minnesota;

(ii) maintain possession of each other Permitted Investment not described in clause (i) above (other than those described in clause (c) of the definition thereof) in the State of Minnesota separate and apart from all other property held by the Indenture Trustee; and

(iii) cause each Permitted Investment described in clause (c) of the definition thereof to be registered in the name of the Indenture Trustee by the issuer thereof;

provided, that, other than following an Event of Default and acceleration pursuant to Section 7.02, no Permitted Investment shall be disposed of prior to its maturity.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any Permitted Investment through an agent except as expressly permitted by this Section 4.03(c). Each term used in this Section 4.03(c) and defined in the New York UCC shall have the meaning set forth in the New York UCC.

(d) On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Collection Account shall be treated as Available Funds and applied pursuant to Section 5.01 for such Transfer Date. Unless otherwise stated in the related Indenture Supplement, for purposes of determining the availability of funds or the balance in the Accounts for any reason under this Indenture or any Indenture Supplement, investment earnings on such funds shall be deemed not to be available or on deposit.

Subject to Section 8.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in such Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

(e) Funds on deposit in the Accounts shall be invested and reinvested by the Indenture Trustee to the fullest extent practicable, in such manner as the Indenture Trustee shall from time to time determine, but only in one or more Permitted Investments, upon the occurrence of any of the following events:

(i) the Issuer shall have failed to give investment directions to the Indenture Trustee; or

(ii) an Event of Default shall have occurred and is continuing but no Notes have been declared due and payable pursuant to Section 7.02.

[END OF ARTICLE IV]

ARTICLE V

ALLOCATIONS DEPOSITS AND PAYMENTS

Section 5.01. Allocations of Available Funds. With respect to each Monthly Period, the Servicer shall allocate to each series of Notes its portion of Available Funds based on its Nominal Liquidation Amount.

Section 5.02. Allocations of Available Principal Amounts. With respect to each Monthly Period, the Servicer shall allocate all Available Principal Amounts to each series of Notes with a Monthly Principal Payment for such Monthly Period in an amount equal to its Monthly Principal Payment; provided, however, that in the event that Available Principal Amounts for any Monthly Period are less than the aggregate Monthly Principal Payments for all series of Notes, Available Principal Amounts shall be allocated to each series of Notes with a Monthly Principal Payment for such Monthly Period in an amount equal to the lesser of (a) the sum of the Daily Principal Amounts for each day during such Monthly Period for such series of Notes and (b) the Monthly Principal Payment for such series of Notes for such Monthly Period for application in accordance with the related Indenture Supplement; provided further, however, that any excess Available Principal Amounts identified in the application of clause (a) of the preceding proviso, or in the application of this proviso, shall be allocated to each series of Notes that has not been allocated sufficient Available Principal Amounts to cover its full Monthly Principal Payment up to the amount of such insufficiency pro rata (based on the ratio of the Weighted Average Principal Allocation Amount for such series of Notes for such Monthly Period to the Weighted Average Principal Allocation Amount for all series of Notes with an unpaid Monthly Principal Payment for such Monthly Period) for application in accordance with the related Indenture Supplement.

Section 5.03. Final Payment. Each class of Notes shall be considered to be paid in full, the Holders of such class of Notes shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such class of Notes, on the earliest to occur of:

(a) the date of the payment in full of the Stated Principal Amount of and all accrued interest on that class of Notes;

(b) the date on which the Outstanding Dollar Principal Amount of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date, is reduced to zero, and all accrued interest on such Notes is paid in full; or

(c) on the Legal Maturity Date of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date.

Section 5.04. Payments within a Series or Class. All payments of principal, interest or other amounts to Holders of the Notes of a series or class shall be made in accordance with the related Indenture Supplement.

[END OF ARTICLE V]

ARTICLE VI

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series or class of Notes (except as to any surviving rights of transfer or exchange of Notes of that series or class expressly provided for herein or in the form of Note for that series or class), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that series or class, when:

(a) all Notes of that series or class theretofore authenticated and delivered (other than (A) Notes of that series or class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Notes of that series or class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in Section 11.03) have been delivered to the Indenture Trustee canceled or for cancellation;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder (including payments to the Indenture Trustee pursuant to Section 8.07) by the Issuer with respect to the Notes of that series or class; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that series or class have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series or class of Notes, the obligations of the Issuer to the Indenture Trustee with respect to that series or class under Section 8.07 and the obligations of the Indenture Trustee under Sections 6.02 and 11.03 shall survive such satisfaction and discharge.

Section 6.02. Application of Trust Money. All money and obligations deposited with the Indenture Trustee pursuant to Section 6.01 or Section 6.03 and all money received by the Indenture Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the series or class of Notes in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

Section 6.03. Cancellation of Notes Held by the Issuer or Transferor. If the Issuer, the Transferor or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of subordinated classes of Notes, by notice from that Holder to the Indenture Trustee cause that Note to be canceled, whereupon (a) the Note shall no longer be Outstanding, and (b) the Issuer shall cause the Investor Interest of the Collateral Certificate to be reduced by an amount equal to the Nominal Liquidation Amount of that cancelled Note.

[END OF ARTICLE VI]

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01. Events of Default. “Event of Default,” wherever used herein, means with respect to any series or class of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular series or class or specifically deleted or modified in the applicable Indenture Supplement creating such series or class of Notes or in the form of Note for such series or class:

(a) with respect to any class of Notes, a default by the Issuer in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable;

(b) with respect to any class of Notes, a default by the Issuer in the payment of the principal amount of such Notes at the applicable Legal Maturity Date;

(c) a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture in respect of the Notes of such series or class (other than a covenant or warranty in respect of the Notes of such series or class a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular series and class of Notes being deemed to be in respect of the Notes of all series or classes for this purpose, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such series or class, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such series or class are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

(d) the entry of an order for relief against the Issuer under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

(e) the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(f) with respect to any series or class, any additional Event of Default specified in the Indenture Supplement for such series or class as applying to such series or class, or specified in the form of Note for such series or class.

Section 7.02. Acceleration of Maturity, Rescission and Annulment.

(a) If an Event of Default described in clause (a), (b), (c) or (f) (if the Event of Default under clause (c) or (f) is with respect to less than all series and classes of Notes then Outstanding) of Section 7.01, occurs and is continuing with respect to any series or class, then and in each and every such case, unless the principal of all the Notes of such series or class shall have already become due and payable, the Indenture Trustee may, and shall, at the direction of the Majority Holders of the Notes of such series or class then Outstanding hereunder (each such series or class acting as a separate class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding principal amount of all the Notes of such series or class then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such series or class to the contrary notwithstanding. Such payments are subject to Article V and the allocation, deposits and payment sections of the related Indenture Supplement.

(b) If an Event of Default described in clause (c) or (f) (if the Event of Default under clause (c) or (f) is with respect to all series and classes of Notes then Outstanding) of Section 7.01 occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Indenture Trustee may, and shall, at the direction of the Majority Holders of all the Notes then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding principal amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c) If an Event of Default described in clause (d) or (e) of Section 7.01 occurs and is continuing, then the Notes of all series and classes shall automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer shall automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made with respect to the Notes of any series or class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII, provided, the Majority Holders of such series or classes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (i) all overdue installments of interest on the Notes of such series or class, (ii) the principal of any Notes of such series or class which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such series or class, to the extent that payment of such interest is lawful, (iii) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such series or class to the extent that payment of such interest is lawful, and (iv) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07; and

(b) all Events of Default with respect to such series or class of Notes, other than the nonpayment of the principal of the Notes of such series or class which has become due solely by such acceleration, have been cured or waived as provided in Section 7.16.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

(a) the Issuer defaults in the payment of interest on any series or class of Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b) the Issuer defaults in the payment of the principal of any series or class of Notes at the Legal Maturity Date thereof;

and any such default continues beyond any specified grace period provided with respect to such series or class of Notes, the Issuer shall, upon demand of the Indenture Trustee, pay (subject to the allocation provided in Article V, this Article VII and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Holders of any such Notes of the affected series or class, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, (i) in the case of Interest-bearing Notes, at the rate of interest applicable to the stated principal amount thereof, unless otherwise specified in the applicable Indenture Supplement; and (ii) in the case of Discount Notes, as specified in the applicable Indenture Supplement, and in addition thereto, shall pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes of such series or class and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or any other obligor upon such Notes, wherever situated.

Section 7.04. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

(ii) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.05. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series or class may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such series or class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Notes of the series or class in respect of which such judgment has been recovered.

Section 7.06. Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a series or class of Notes pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such series or class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) first, to the payment of all amounts due the Indenture Trustee under Section 8.07(a), subject to any limitations with respect to payments of such amounts set forth in any Indenture Supplement, and to the payment of all amounts due to the Owner Trustee and not otherwise paid pursuant to Section 8.02 of the Trust Agreement, such Owner Trustee payment not to exceed $25,000;

(b) second, to the payment of the amounts then due and unpaid upon the Notes of that series or class for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in Article V of this Indenture and the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively; and

(c) third, to the Issuer.

Section 7.07. Indenture Trustee May Elect to Hold the Collateral Certificate. Following an acceleration of any series or class of Notes, the Indenture Trustee may elect to continue to hold the Collateral Certificate and apply distributions on the Collateral Certificate in accordance with the regular distribution provisions pursuant to Article V of this Indenture, except that principal shall be paid on the accelerated class of Notes to the extent funds are received from the Master Trust and allocated to the accelerated class, and payment is permitted by the subordination provisions of the accelerated class.

Section 7.08. Sale of Collateral Certificate for Accelerated Notes. In the case of a series of Notes that has been accelerated following an Event of Default, the Indenture Trustee may, and at the direction of the Majority Holders of that series of Notes shall, cause the Master Trust to sell the Collateral Certificate, to the extent of the Notes’ pro rata portion, in an amount up to the Nominal Liquidation Amount of such series of Notes plus any accrued, past due and additional interest on such series or class, but only if at least one of the following conditions is met:

(i) the Holders of 100% of the aggregate Outstanding Dollar Principal Amount of such accelerated series of Notes shall have consented thereto; or

(ii) the net proceeds of such sale (plus amounts on deposit in the applicable sub-Accounts) would be sufficient to pay all outstanding amounts due on such accelerated series of Notes; or

(iii) if the Indenture Trustee shall have determined that the funds to be allocated to the accelerated series of Notes may not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such series of Notes had not been declared due and payable, and the Holders of not less that 66-2/3% of the aggregate Outstanding Dollar Principal Amount of each class of Notes of such accelerated series, as applicable, consent to such sale.

Section 7.09. Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee. The Majority Holders of any accelerated series or class of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with applicable law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability.

Section 7.10. Limitation on Suits. No Holder of any Note of any series or class shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such series or class;

(b) the Holders of not less than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such series or class have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Holders of such series or class;

it being understood and intended that no one or more Holders of Notes of such series or class shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series or class, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series or class.

Section 7.11. Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder shall be without recourse to the Transferor, AFCO Acceptance, AFCO Credit, the Indenture Trustee, the Owner Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder shall be subject to Article V and the allocation and payment provisions of the Indenture Supplements.

Section 7.12. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 7.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.15. Control by Noteholders. The Majority Holders of any series or class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series or class, provided that:

(a) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith shall, by an Indenture Trustee Authorized Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 7.16. Waiver of Past Defaults. The Majority Holders of any series or class may on behalf of the Holders of all the Notes of such series or class waive any past default hereunder or under the related Indenture Supplement with respect to such series or class and its consequences, except a default not theretofore cured:

(a) in the payment of the principal of or interest on any Note of such series or class, or

(b) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series or class.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.17. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any series or class to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 7.18. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VII]

ARTICLE VIII

THE INDENTURE TRUSTEE

Section 8.01. Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any series or classes, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any series or class, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) In case an Event of Default with respect to any series or class of Notes has occurred and is continuing, the Indenture Trustee shall exercise with respect to the Notes of such series or class such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) clause (d) shall not be construed to limit the effect of clause (a) of this Section;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders of any series or class relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such series or class; and

(iv) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

Section 8.02. Notice of Defaults. Within ninety (90) days after the occurrence of any default hereunder with respect to Notes of any series or class,

(a) the Indenture Trustee shall transmit by mail to all Registered Noteholders of such series or class, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, and

(b) the Indenture Trustee shall give prompt written notification thereof to the Note Rating Agencies, unless such default shall have been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such series or class, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Indenture Trustee Authorized Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders of such series or class. For the purpose of this Section, the term “default,” with respect to Notes of any series or class, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series or class.

Section 8.03. Certain Rights of Indenture Trustee. Except as otherwise provided in Section 8.01:

(a) the Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate;

(c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Indenture Trustee shall not be responsible for filing any financing statements or continuation statements in connection with the Notes, but shall cooperate with the Issuer in connection with the filing of such financing statements or continuation statements.

Section 8.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.05. May Hold Notes. The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may, become the owner or pledgee of Notes and, subject to Sections 8.08 and 8.13, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 8.06. Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.07. Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

(a) The Issuer agrees

(i) to pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii) to indemnify the Indenture Trustee for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee shall have no recourse to any asset of the Issuer other than funds available pursuant to Section 7.06 or to any Person other than the Servicer or the Issuer.

(b) This Section shall survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 8.10.

Section 8.08. Disqualification; Conflicting Interests. If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 3.10(b) of the Trust Indenture Act.

Section 8.09. Corporate Indenture Trustee Required; Eligibility. There shall at all times be an Indenture Trustee hereunder with respect to each series or class of Notes, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and having a rating of at least BBB- by Standard & Poor’s. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any series or class of Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.11.

(b) The Indenture Trustee may resign with respect to any series or class of Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed with respect to any series or class of Notes at any time by Act of the Majority Holders of that series or class, delivered to the Indenture Trustee and to the Issuer.

(d) If at any time:

(i) the Indenture Trustee fails to comply with Section 3.10(b) of the Trust Indenture Act with respect to any series or class of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that series or class for at least six (6) months, or

(ii) the Indenture Trustee ceases to be eligible under Section 8.09 with respect to any series or class of Notes and fails to resign after written request therefor by the Issuer or by any such Noteholder, or

(iii) the Indenture Trustee becomes incapable of acting with respect to any series or class of Notes, or

(iv) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, with respect to the series or class, or in the case of clause (iv), with respect to all series or classes, or (B) subject to Section 7.17, any Noteholder who has been a bona fide Holder of a Note of such series and class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such series or class and the appointment of a successor Indenture Trustee with respect to the series or class, or, in the case of clause (iv), with respect to all series and classes.

(e) If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any series or class of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any series or class of Notes for any cause, the Issuer shall promptly appoint a successor Indenture Trustee for that series or class of Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such series or class of Notes is appointed by Act of the Majority Holders of such series or class delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such series or class and supersede the successor Indenture Trustee appointed by the Issuer with respect to such series or class. If no successor Indenture Trustee with respect to such series or class shall have been so appointed by the Issuer or the Noteholders of such series or class and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of that series or class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such series or class.

(f) The Issuer shall give written notice of each resignation and each removal of the Indenture Trustee with respect to any series or class and each appointment of a successor Indenture Trustee with respect to any series or class to each Noteholder as provided in Section 1.06 and to each Note Rating Agency. Each notice shall include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 8.11. Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Note Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective with respect to any series or class as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such series or class; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such series or class, subject nevertheless to its lien, if any, provided for in Section 8.07. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) series or classes, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable series or class shall execute and deliver an Indenture Supplement which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any series or class as to which the predecessor Indenture Trustee is not being succeeded shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any series or class of Notes shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible with respect to that series or class under this Article.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Issuer shall give prompt written notice of such merger, conversion, consolidation or succession to the Note Rating Agencies. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 8.13. Preferential Collection of Claims Against Issuer. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311 (a) of the Trust Indenture Act to the extent provided therein.

Section 8.14. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more series or classes of Notes that shall be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such series or classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. The initial Authenticating Agent for the Notes of all series and classes shall be Wells Fargo Bank, National Association.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section, and the Indenture Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

If an appointment with respect to one or more series or classes is made pursuant to this Section, the Notes of such series or classes may have endorsed thereon, in addition to the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes of the series or classes

designated therein referred to in the within-

mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Section 8.15. Tax Returns. In the event the Issuer shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Administrator for signature at least five (5) days before such tax returns are due to be filed. The Issuer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee, upon written request, shall furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer, and shall, upon request, execute such returns. In no event shall the Indenture Trustee or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 8.16. Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(i) The Indenture Trustee is a national banking association duly organized and validly existing under the federal laws of the Unites States;

(ii) The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(iii) Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 8.17. Custody of the Collateral. The Collateral Certificate shall be registered in the name of the Indenture Trustee and shall be delivered to and held by the Indenture Trustee in the State of Minnesota separate and apart from all other property held by the Indenture Trustee. The Indenture Trustee shall hold such of the Collateral as constitutes a Permitted Investment in accordance with Section 4.03(c). All other Collateral that is not described in the preceding two sentences (i) that constitutes investment property shall be held by the Indenture Trustee through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee), and (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and (ii) not described in clause (i) above shall be held by the Indenture Trustee in the State of New York separate and apart from all other property held by the Indenture Trustee. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any Collateral through an agent except as expressly permitted by this Section 8.17 and Section 4.03(c). Each term used in this Section 8.17 and defined in the New York UCC shall have the meaning set forth in the New York UCC.

Section 8.18. Indenture Trustee’s Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 8.18. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

[END OF ARTICLE VIII]

ARTICLE IX

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE,

ISSUER AND ADMINISTRATOR

Section 9.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee:

(a) not more than fifteen (15) days after each Record Date, in each year in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of such series or classes as of such date, and

(b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 9.02. Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) If three (3) or more Holders of Notes of any series or class (hereinafter referred to as “applicants”) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such series or class for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such series or class or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), or

(ii) inform such applicants as to the approximate number of Holders of Notes of such series or class or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such series or class or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five (5) days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such series or class or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee shall mail copies of such material to all Registered Noteholders of such series or class or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 9.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 9.02(b).

Section 9.03. Reports by Indenture Trustee.

(a) The term “reporting date” as used in this Section means March 31. Within sixty (60) days after the reporting date in each year, beginning in 2005, the Indenture Trustee shall transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313 (a) of the Trust Indenture Act.

(b) To the extent required by the Trust Indenture Act, the Indenture Trustee shall mail each year to all Registered Noteholders, with a copy to the Note Rating Agencies a report concerning:

(i) Its eligibility and qualifications to continue as trustee under this Indenture;

(ii) any amounts advanced by the Indenture Trustee under this Indenture.

(iii) the amount, interest rate and maturity date of indebtedness owing by the Issuer to the Indenture Trustee in the Indenture Trustee’s individual capacity;

(iv) the property and funds physically held by the Indenture Trustee as Indenture Trustee;

(v) any release or release and substitution of Collateral subject to the lien of this Indenture which has not previously been reported; and

(vi) any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

(c) The Indenture Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(d) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer shall notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 9.04. Meetings of Noteholders; Amendments and Waivers.

(a) The Indenture Trustee may call a meeting of the Noteholders of a series or class at any time. The Indenture Trustee shall call a meeting upon request of the Issuer or the Holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such series or class. In any case, a meeting shall be called after notice is given to the Noteholders pursuant to Section 1.06.

(b) Except for any consent that must be given by the Holders of each Outstanding Note affected or any action to be taken by the Issuer as holder of the Collateral Certificate, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Majority Holders of that series or class, as the case may be. For any vote, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Series 2004-MC Supplement to be given or taken by the holder of the Collateral Certificate, any resolution presented at any meeting at which the Majority Holders of all Outstanding Notes is present may be adopted by the affirmative vote of the Majority Holders of all Outstanding Notes. However, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of Outstanding Notes of a series or class or all Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of that series or class or all Outstanding Notes, as the case may be. Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture shall be binding on all Noteholders of the affected series or class.

(c) The quorum at any meeting shall be persons holding or representing the Majority Holders of a series or class or all Notes, as the case may be; provided, however, that if any action is to be taken at that meeting concerning a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of a series or class or all Notes, as applicable, the persons holding or representing such specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such series or class or all Notes shall constitute a quorum.

(d) The ownership of Registered Notes shall be proved by the Note Register.

(e) The Issuer may make reasonable rules for other matters relating to action by or a meeting of Noteholders not otherwise covered by this Section.

Section 9.05. Reports by Issuer to the Commission. The Issuer shall:

(a) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register, within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Section 9.06. Reports by Indenture Trustee. The Indenture Trustee shall report to the Issuer with respect to the amount on deposit in the Accounts, and the identity of the investments included therein, as the Issuer may from time to time reasonably request which, absent the occurrence of an Event of Default hereunder, shall not occur more often than monthly.

Section 9.07. Monthly Noteholders’ Statement. On each Transfer Date the Issuer shall, in cooperation with the Servicer of the Master Trust, complete and deliver to the Indenture

Trustee and the Master Trust Trustee (with a copy to each Note Rating Agency) a Monthly Noteholders’ Statement.

Section 9.08. Payment Instruction to Master Trust.

(a) Promptly after the receipt by the Issuer of each Monthly Servicer’s Certificate under the Series 2004-MC Supplement, the Issuer shall, in cooperation with the Servicer of the Master Trust, complete the Payment Instruction and deliver a copy thereof to the Indenture Trustee and the Master Trust Trustee.

(b) From time to time, the Issuer shall notify the Servicer under the Series 2004-MC Supplement of the information necessary to be provided by the Issuer under Section 5.2 of the Pooling and Servicing Agreement as supplemented by the Series 2004-MC Supplement to calculate the Investor Interest and the Principal Allocation Investor Interest of the Collateral Certificate.

[END OF ARTICLE IX]

ARTICLE X

INDENTURE SUPPLEMENTS; AMENDMENTS TO THE POOLING AND

SERVICING AGREEMENT AND AMENDMENTS TO THE TRUST AGREEMENT

Section 10.01. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to each Note Rating Agency, the Issuer and the Indenture Trustee, at any time and from time to time, upon delivery of a Master Trust Tax Opinion and an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment shall not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, may amend this Indenture or any Indenture Supplement or enter into one or more Indenture Supplements, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a) to evidence the succession of another Entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(b) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer by the Issuer, for the benefit of the Holders of the Notes of any or all series or classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series or classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series or classes); or

(c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(d) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; or

(e) to establish any form of Note, as provided in Article II, and to provide for the issuance of any series or class of Notes as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any series or class; or

(f) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more series or classes of Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 8.11; or

(g) to add any additional Early Redemption Events or Events of Default in respect of the Notes of any or all series or classes (and if such additional Events of Default are to be in respect of less than all series or classes of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series or classes); or

(h) to provide for the consolidation of the Master Trust and the Issuer into a single Entity or the transfer of assets in the Master Trust to the Issuer after the termination of all series of Investor Certificates (other than the Collateral Certificate); or

(i) if one or more additional Sellers under the Pooling and Servicing Agreement are added to, or replaced under, the Pooling and Servicing Agreement, or one or more additional Administrators under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; or

(j) to provide for the inclusion in the Owner Trust of additional collateral (in addition to the Collateral Certificate) and the issuance of Notes backed by any such additional collateral;

(k) to provide for additional or alternative credit enhancement for any class of Notes; or

(l) to qualify for sale treatment under generally accepted accounting principles.

Additionally, notwithstanding any provision of this Article X to the contrary, this Indenture or any Indenture Supplement may be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery of a Master Trust Tax Opinion and an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment shall not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Note Rating Agencies have provided written confirmation that such amendment shall not have a Ratings Effect.

Section 10.02. Supplemental Indentures with Consent of Noteholders. With prior notice to each applicable Note Rating Agency and the consent of not less than 66 2/3% in Outstanding Dollar Principal Amount of each class affected by such amendment of this Indenture or any Indenture Supplement by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee, upon delivery of a Master Trust Tax Opinion and an Issuer Tax Opinion, may enter into an amendment of this Indenture or such Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes of each such series or class under this Indenture or any Indenture Supplement; provided, however, that no such amendment or Indenture Supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note, or change an Expected Principal Payment Date or Legal Maturity Date of any Note;

(b) reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;

(c) reduce the amount of a Discount Note payable upon the occurrence of an Early Redemption Event or other optional or mandatory redemption or upon the acceleration of its maturity;

(d) impair the right to institute suit for the enforcement of any payment on any Note;

(e) reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any series or class, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(f) modify any of the provisions of this Section or Section 7.18, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) permit the creation of any lien or other encumbrance on the Collateral that secures any class of Notes that is prior to the lien in favor of the Holders of the Notes of such class;

(h) change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

(i) change the method of computing the amount of principal of, or interest on, any Note on any date; or

(j) make any other amendment not permitted by Section 10.01.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series or class of Notes, or which modifies the rights of the Holders of Notes of such series or class with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series or class.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or Indenture Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Indenture Supplements. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but shall not (except to the extent required in the case of an amendment or Indenture Supplement entered into under Section 10.01(d) or 10.01(f )) be obligated to, enter into any such Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Indenture Supplements. Upon the execution of any amendment of this Indenture or Indenture Supplement under this Article, this Indenture shall be modified in accordance therewith with respect to each series or class of Notes affected thereby, or all Notes, as the case may be, and such amendment or Indenture Supplement shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

Section 10.05. Conformity with Trust Indenture Act. Every amendment of this Indenture or Indenture Supplement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 10.06. Reference in Notes to Indenture Supplements. Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or Indenture Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or Indenture Supplement may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 10.07. Amendments to the Pooling and Servicing Agreement. By their acceptance of a Note, the Noteholders acknowledge that the Seller and the Master Trust Trustee may amend the Pooling and Servicing Agreement and any supplement thereto without the consent of the Holders of any Investor Certificates (including the Issuer) or any Noteholder, so long as such amendment or supplement would not materially adversely affect the interest of the Holders of any Investor Certificates.

For purposes of any vote or consent under the Pooling and Servicing Agreement or any supplement thereto:

(i) that requires the consent or vote of each Investor Certificateholder, each Noteholder shall be treated as an Investor Certificateholder under the Pooling and Servicing Agreement and any related supplement thereto;

(ii) that requires the consent or vote of any series of Investor Certificates, each series of Notes shall be treated as a series of Investor Certificates under the Pooling and Servicing Agreement and any related supplement thereto; and

(iii) that requires the consent or vote of any class of Investor Certificates, each class of Notes shall be treated as a class of Investor Certificates under the Pooling and Servicing Agreement and any related supplement thereto.

By their acceptance of a Note, each Noteholder shall be deemed to have consented to any amendment to the Pooling and Servicing Agreement, the Series 2004-MC Supplement, the Trust Agreement and any other document or agreement relating to any of the foregoing for the purpose of providing for the transfer of Receivables from the Transferor (or any additional seller under the Pooling and Servicing Agreement) to a bankruptcy remote special purpose entity and from such entity to the Master Trust and the substitution of a bankruptcy remote special purpose entity as the Administrator of the Issuer.

Section 10.08. Amendments to the Trust Agreement.

(a) Subject to the provisions of the Trust Agreement, without the consent of the Holders of any Notes or the Indenture Trustee, the Transferor, the Owner Trustee (at the written direction of the Administrator) and the Administrator may amend the Trust Agreement so long as such amendment shall not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(b) Subject to the provisions of the Trust Agreement, (A) in the case of a significant change in the permitted activities of the Issuer which is not materially adverse to Holders of the Notes, with the consent of the Majority Holders of each class of Notes affected by such change, and (B) in all other cases, with the consent of the Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of the Outstanding Notes affected by such amendment, by Act of said Holders delivered to the Master Trust Trustee, the Transferor and the Owner Trustee (at the written direction of the Administrator) and the Administrator may amend the Trust Agreement for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or of modifying the rights of those Noteholders.

Section 10.09. Notice. If the Issuer, as holder of the Collateral Certificate for the benefit of the Noteholders, receives a request for a consent to any amendment, modification, waiver or supplement under this Indenture, the Pooling and Servicing Agreement, the Trust Agreement or other document contemplated herein, the Issuer shall forthwith provide notice of such proposed amendment, modification, waiver or supplement, as provided in Section 1.06, to each Noteholder as of such date that is entitled to vote on a consent to such matter and to each Note Rating Agency. The Issuer shall request from such Noteholders directions as to (i) whether or not the Issuer should take or refrain from taking any action which the holder of the Collateral Certificate has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Collateral Certificate and (iii) the casting of any vote with respect to the Collateral Certificate or the Noteholders of a series or class if a vote has been called for with respect thereto; provided, that, in directing any action or casting any vote or giving any consent as the holder of the Collateral Certificate, the Owner Trustee on behalf of the Issuer shall vote or consent with respect to such Collateral Certificate the applicable series or class, as the case may be, in the same proportion as the Notes were actually voted by Holders thereof as notified by such Noteholders to the Owner Trustee on behalf of the Issuer at least two (2) Business Days before the Owner Trustee on behalf of the Issuer takes such action or casts such vote or gives such consent.

[END OF ARTICLE X]

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Section 11.01. Payment of Principal and Interest. With respect to each series or class of Notes, the Issuer shall duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and shall duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such series or class.

Section 11.02. Maintenance of Office or Agency. The Issuer shall maintain an office, agency or Paying Agent in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 11.03. Money for Note Payments to be Held in Trust. The Paying Agent, on behalf of the Indenture Trustee, shall make distributions to Noteholders from the Collection Account or other applicable Account pursuant to the provisions of Article V of this Indenture or any Indenture Supplement and shall report the amounts of such distributions to the Indenture Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or other applicable Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal shall return all funds in its possession to the Indenture Trustee.

The Issuer shall cause each Paying Agent (other than the Indenture Trustee) for any series or class of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of principal of or interest on Notes of such series or class in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such series or class) in the making of any such payment of principal or interest on the Notes of such series or class;

(c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Internal Revenue Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series or class of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every series or class of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any series or class and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which shall not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining shall be paid to the Issuer free of the trust formerly impressed upon it.

The Issuer initially authorizes Wells Fargo Bank, National Association to act as Paying Agent for the Notes on its behalf. The Issuer may at any time and from time to time authorize one or more Persons (including the Indenture Trustee) to act as Paying Agent in addition to or in place of the Indenture Trustee with respect to any series or class of Notes issued under this Indenture.

Each Paying Agent shall at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States Federal or State authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Co-operation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 11.04. Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee and the Note Rating Agencies, on or before March 31 of each year, beginning in 2005, a written statement signed by an Issuer Authorized Officer stating that:

(a) a review of the activities of the Issuer during the prior year and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Issuer Authorized Officer’s supervision; and

(b) to the best of such Issuer Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuer Authorized Officer and the nature and status thereof.

Section 11.05. Legal Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 11.06. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.07. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.

Section 11.08. Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Note Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Master Trust or the Seller of its respective obligations under the Pooling and Servicing Agreement and any default of a Derivative Counterparty.

Section 11.09. Certain Negative Covenants. The Issuer shall not:

(a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law);

(b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof, or

(d) permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty created by this Indenture not to constitute a valid first priority security interest in the Collateral; or

(e) voluntarily dissolve or liquidate.

Section 11.10. No Other Business. The Issuer shall not engage in any business other than as permitted under the Trust Agreement.

Section 11.11. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for borrowed money except for the Notes.

Section 11.12. Rule 144A Information. For so long as any of the Notes of any series or class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Exchange Act, the Issuer agrees to provide to any Noteholder of such series or class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act.

Section 11.13. Performance of Obligations; Servicing of Receivables.

(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement or such other instrument or agreement.

(b) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, any Indenture Supplement, the Trust Agreement and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate this Indenture, any Indenture Supplement or the Trust Agreement or any provision thereof without the consent of the Holders of a majority of the Outstanding Amount of the Notes of each adversely affected series or class.

(c) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it shall not, without the prior written consent of the Indenture Trustee and a majority in Outstanding Amount of the Notes of each affected series or class, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in this Indenture or the Trust Agreement), or waive timely performance or observance by the Servicer of its obligations under the Pooling and Servicing Agreement; and (ii) that any such amendment, modification, waiver, supplement, termination or surrender shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, modification, waiver, supplement, termination or surrender without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as are necessary or appropriate in the circumstances.

Section 11.14. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(1) the Person (if other than the Issuer) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(3) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such Indenture Supplement comply with this Section 11.14, (ii) all conditions precedent in this Section 11.14 relating to such transaction have been complied with (including any filing required by the Securities Exchange Act), and (iii) such Indenture

Supplement is duly authorized, executed and delivered and is valid, binding and enforceable against such person;

(4) the Issuer shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such consolidation or merger;

(5) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder; and

(6) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(7) such action shall not be contrary to the status of the Issuer as a qualified special purpose entity under existing accounting literature.

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(1) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, or the District of Columbia, (B) expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such Indenture Supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such Indenture Supplement, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agree by means of such Indenture Supplement that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Securities Exchange Act in connection with the Notes and (F) not be an “investment company” as defined in the Investment Company Act;

(2) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(3) the Issuer shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such conveyance or transfer;

(4) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

(5) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 11.14 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act).

Section 11.15. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 11.14 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 11.15 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 11.16. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 11.17. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 11.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 8.07 hereof. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture or any Indenture Supplement.

[END OF ARTICLE XI)

ARTICLE XII

EARLY REDEMPTION OF NOTES

Section 12.01. Applicability of Article. Unless otherwise specified in the applicable Indenture Supplement related to a series or class of Notes, pursuant to the terms of this Article, the Issuer shall redeem and pay, provided that funds are available, each affected series or class of Notes upon the occurrence of any Early Redemption Event. Unless otherwise specified in the applicable Indenture Supplement relating to a series or class of Notes, or in the form of Notes for such series or class, the following are “Early Redemption Events”:

(a) with respect to any class of Notes, the occurrence of the Expected Principal Payment Date of such Note;

(b) the occurrence of any Pay Out Event as defined in the Pooling and Servicing Agreement or any Series 2004-MC Pay Out Event as described in the Series 2004-MC Supplement;

(c) with respect to any series or class of notes, the occurrence of an Event of Default with respect to such series or class;

(d) the Issuer becomes an investment company within the meaning of the Investment Company Act; or

(e) with respect to any series or class of Notes, any additional Early Redemption Event specified in the Indenture Supplement for such series or class as applying to such series or class.

The redemption price of a class of Notes so redeemed shall equal the Outstanding principal amount of such class, plus interest accrued and unpaid to but excluding the date of redemption, the payment of which shall be subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuer is unable to pay the redemption price in full on the Principal Payment Date following the end of the Monthly Period in which the Early Redemption Event occurs, monthly payments on such class of Notes shall thereafter be made on each following Principal Payment Date until the Outstanding principal amount of such class, plus all accrued and unpaid interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Supplemental Account for a redeemed class shall be applied to make the principal and interest payments on that class on the redemption date, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Principal payments on redeemed classes shall be made first to the senior-most Notes until paid in full, then to the subordinated Notes until paid in full.

Section 12.02. Optional Repurchase. Unless otherwise provided in the applicable Indenture Supplement for a series or class of Notes, the Servicer has the right, but not the obligation, to redeem a series of Notes in whole but not in part on any day on or after the day on which the aggregate Nominal Liquidation Amount of such series or class is reduced to less than 10% of its Initial Dollar Principal Amount. The redemption price of a series or class so redeemed shall equal the Outstanding principal amount of such class, plus interest accrued and unpaid or principal accreted and unpaid on such class to but excluding the date of redemption, the payment of which shall be subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on such class of Notes shall thereafter be made until the Outstanding principal amount of such class, plus all accrued and unpaid interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Supplemental Account for a redeemed class shall be applied to make the principal and interest payments on that class on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed classes shall be made in accordance with the related Indenture Supplement.

Section 12.03. Notice. Promptly after the occurrence of any Early Redemption Event or a redemption pursuant to Section 12.02, the Issuer shall notify the Indenture Trustee and the Note Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected series or class of Notes to be redeemed. Notice of redemption shall promptly be given as provided in Section 1.06. All notices of redemption shall state (a) the date on which the redemption of the applicable series or class of Notes pursuant to this Article shall begin, which will be the Principal Payment Date next following the end of the Monthly Period in which the applicable Early Redemption Event or redemption pursuant to Section 12.02, occurs, (b) the redemption price for such series or class of Notes, which will be equal to the Outstanding principal amount of such series or class plus interest accrued or principal accreted and unpaid (if any), the payment of which will be subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement and (c) the series or class of Notes to be redeemed pursuant to this Article.

[END OF ARTICLE XII]

ARTICLE XIII

COLLATERAL

Section 13.01. Recording, Etc.

(a) The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. Subject to Section 13.03, the Issuer shall take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuer, and shall take such other action necessary or advisable to:

(i) grant a Security Interest more effectively in all or any portion of the Collateral;

(ii) maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv) enforce the Collateral Certificate, the Derivative Agreements and each other instrument or agreement included in the Collateral;

(v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all persons and parties; or

(vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

(b) The Issuer shall from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance. The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute upon the Issuer’s failure to do so, any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section.

(c) Without limiting the generality of clauses (a)(ii) or (a)(iii):

(i) The Issuer shall cause this Indenture, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s right, title and interest to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee to all property comprising the Collateral. The Issuer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(ii) Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (d)(i) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Issuer shall give the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s security interest in the Collateral.

(d) The Issuer shall give the Indenture Trustee prompt notice of any relocation of its chief executive office, place of business or State of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee’s security interest in the Collateral. The Issuer shall at all times maintain its chief executive office within the United States.

(e) The duty of the Indenture Trustee to execute any instrument required pursuant to this Section shall arise only if the Indenture Trustee has knowledge of the type described in Section 7.01(c) of any default of the Issuer in complying with the provisions of this Section.

Section 13.02. Trust Indenture Act Requirements. The release of any Collateral from the lien created by this Indenture or the release of, in whole or in part, such liens, shall not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof. The Indenture Trustee and each of the Noteholders and any applicable Derivative Counterparty acknowledge that a release of Collateral or liens strictly in accordance with the terms hereof shall not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer and each other obligor on the Notes shall cause Trust Indenture Act Section 3.14(d) relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Trust Indenture Act Section 3.14(d) may be made by an officer of the appropriate obligor, except in cases in which Trust Indenture Act Section 3.14(d) requires that such certificate or opinion be made by an independent person.

Section 13.03. Suits To Protect the Collateral. Subject to the provisions of this Indenture, the Indenture Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the

Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and any applicable Derivative Counterparty and the interests of the Indenture Trustee and the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes or the Indenture Trustee). No counterparties to a Derivative Agreement may direct the Indenture Trustee to enforce the Security Interest. Each Derivative Counterparty’s rights consist solely of the right to receive collections allocated for its benefit pursuant to the related Indenture Supplement.

Section 13.04. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

Section 13.05. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article.

Section 13.06. Determinations Relating to Collateral. In the event (i) the Indenture Trustee shall receive any written request from the Issuer or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Agent and the Indenture Trustee pursuant to Section 8.07). The Indenture Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders of the Outstanding Notes.

Section 13.07. Release of Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 8.07, the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b) Upon delivery of an Officer’s Certificate certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article, the Indenture Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interests created by this Indenture and (ii) not to be deemed to hold the Security Interests for the benefit of the Indenture Trustee, the Noteholders and any applicable Derivative Counterparty.

(c) The Transferor and the Noteholders shall be entitled to receive at least ten (10) days written notice when the Indenture Trustee proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 13.08. Certain Actions by Indenture Trustee. Any action taken by the Indenture Trustee pursuant to this Article in respect of the release of Collateral shall be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article is intended to, or shall, excuse compliance with any provision hereof.

Section 13.09. Delegation of Duties. The Issuer may contract with or appoint other Persons (including the Transferor and its Affiliates) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate shall be deemed to be action taken by the Issuer.

[END OF ARTICLE XIII]

ARTICLE XIV

MISCELLANEOUS

Section 14.01. No Petition. The Indenture Trustee, by entering into this Indenture, each Derivative Counterparty, by designating that the obligations of the Issuer pursuant to the applicable Derivative Agreement are secured by the Collateral, and each Noteholder, by accepting a Note, agrees that it will not at any time institute against the Transferor, the Master Trust or the Issuer, or join in any institution against the Transferor, the Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any Derivative Agreement.

Section 14.02. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, Administrator, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).

Section 14.03. Limitations on Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Administrator not individually or personally but solely as Administrator on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Administrator but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Administrator individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any Person claiming by, through or under them and (iv) under no circumstances shall the Administrator be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any related documents.

(b) None of the Indenture Trustee, the Owner Trustee, the Transferor or any other Administrator of the Issuer or any of their respective officers, directors, employers or agents shall have any liability with respect to this Indenture, and recourse may be had solely to the Collateral pledged to secure the Notes issued by Mellon Bank PFL Master Note Trust.

Section 14.04. Tax Treatment. The Issuer and the Noteholders agree that the Notes are intended to be debt of the Transferor for federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.

Section 14.05. Actions Taken by the Issuer. Any and all actions that are to be taken by the Issuer may be taken by either the Administrator or the Owner Trustee on behalf of the Issuer.

Section 14.06. Alternate Payment Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 14.07. Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 14.08(b), as provided in the Trust Agreement.

Section 14.08. Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Payment Date on which the Noteholders of any series or class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such series or class specifying (i) the date upon which final payment of such series or class will be made upon presentation and surrender of Notes of such series or class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any series or class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Supplemental Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 14.09. Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Administrator or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.08(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Administrator to vest in the Administrator or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

Section 14.10. Derivative Counterpart as Third-Party Administrator. Each Derivative Counterparty is a third-party Administrator of this Indenture to the extent specified in the applicable Derivative Agreement or Indenture Supplement.

[END OF ARTICLE XIV]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MELLON BANK PFL MASTER NOTE TRUST

By:	Mellon Bank, N.A., as Administrator

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and not in its individual capacity

By:	/s/ JOE NARDI
Name:	Joe Nardi
Title:	Vice President

Acknowledged and Accepted:

AFCO ACCEPTANCE CORPORATION, as Servicer

By:	/s/ DARYL J. ZUPAN
Name:	Daryl J. Zupan
Title:	President and CEO

AFCO CREDIT CORPORATION, as Servicer

By:	/s/ DARYL J. ZUPAN
Name:	Daryl J. Zupan
Title:	President and CEO

STATE OF [ ]	)
)ss:
COUNTY OF [ ]	)

On [ ], [ ], before me personally came                         , to me known, who, being by me duly sworn, did depose and say he is a                          of [                        ], acting not in its individual capacity but solely as Administrator of the Mellon Bank PFL Master Note Trust, one of the parties described in and which executed the above instrument; that he knows the corporate seal of the Administrator; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of the corporation; and that he signed his name thereto by like authority.

Name

[Notarial Seal]

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On [ ], [ ], before me personally came [ ], to me known, who, being by me duly sworn, did depose and say that he is [ ] of Wells Fargo Bank, National Association, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of the corporation; and that he signed his name thereto by like authority.

Name

[Notarial Seal]

EXHIBIT A

[FORM OF] PAYMENT INSTRUCTION

MELLON BANK PFL MASTER NOTE TRUST

Unless otherwise indicated, capitalized terms used in this Payment Instruction have their respective meanings set forth in the Indenture; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this Payment Instruction is delivered. This Payment Instruction is delivered pursuant to Section 9.08, of the Indenture.

The date of this Payment Instruction is a Transfer Date under the Pooling and Servicing Agreement.

I.	Allocations of Available Funds:
	A. Available Funds paid to Series [ ]	$	________
	[B. Available Funds paid to Series [ ]	$	________
	C. Available Funds paid to Series [ ]	$	________
	Total	$	________	]

II.	Locations of Available Principal Amounts
	A. Available Principal Amounts paid to Series [ ]	$	________
	[B. Available Principal Amounts paid to Series [ ]	$	________
	C. Available Principal Amounts paid to Series [ ]	$	________
	Total	$	________	]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Payment Instruction this              day of                         ,             .

[_____________________], as Administrator of the Mellon Bank PFL Master Note Trust

By:
Name:
Title:

Schedule to Payment Instruction *

MELLON BANK PFL MASTER NOTE TRUST

*	A separate schedule is to be attached for each series, with appropriate changes and additions to reflect the specifics of the related Indenture Supplement.

EXHIBIT B

[FORM OF] MONTHLY NOTEHOLDERS’ STATEMENT

Date:                  ,

MELLON BANK PFL MASTER NOTE TRUST

MONTHLY PERIOD ENDING                  ,

Reference is made to the Series 2004-MC Supplement (the “Series 2004-MC Supplement”), dated as of June 24, 2004, between Mellon Premium Finance Loan Owner Trust as transferor (the “Transferor”), AFCO Credit Corporation as servicer, AFCO Acceptance Corporation as servicer, Premium Financing Specialists, Inc. as back-up servicer, Premium Financing Specialists of California, Inc., as back-up servicer and Wells Fargo Bank, National Association, as Trustee, and the Indenture (the “Indenture”), dated as of May _, 2001, between Mellon Bank PFL Master Note Trust, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2004-MC Supplement, the Indenture and the related Indenture Supplements, as applicable.

The following computations are prepared with respect to the Transfer Date of                  ,              and with respect to the performance of the Trust during the related Monthly Period.

A.	Reductions of and Increases to Nominal Liquidation Amount:

Series	Nominal Liquidation Amount for prior Monthly Period	Increases from accretions on Principal for Discount Notes	Increases from amounts withdrawn from the Principal Funding sub-Account in respect of Prefunding Excess Amount	Reimburse- ments from Available Funds	Reductions due to reallocations of Available Principal Amounts	Reductions due to Investor Charge-Offs	Reductions due to amounts on deposit in the Principal Funding sub-Account	Current Nominal Liquidation Amount
[Series [ ]
[Series [ ]
Total:]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Noteholders’ Statement this     th day of                     ,     .

[ ],
as Administrator of the Mellon Bank PFL Master Note Trust

By:
Name:
Title:

Schedule to Payment Instruction*

MELLON BANK PFL MASTER NOTE TRUST

*	A separate schedule is to be attached for each series, with appropriate changes and additions to reflect the specifics of the related Indenture Supplement.

EXHIBIT C

[FORM OF] INVESTMENT LETTER

[Date]

Wells Fargo Bank, National Association as Indenture Trustee,

[address]

Attention: Corporate Trust Department

Mellon Bank PFL Master Note Trust

c/o [                    ], as Administrator

[address]

Attention: [                    ]

Re:	Purchase of $ * principal amount of Mellon Bank PFL Master Note Trust, Series [-], Class [-] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1) We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

(2) Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

(3) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Notes. We (and any account for which we are purchasing under paragraph (iv) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4) We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

(5) We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available;

*	Not less than $250,000 minimum principal amount.

(6) We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a)(i) the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b) the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than three years; or

(c) the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuer, the Servicer, the Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(d) the Notes are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act; and

(7) We understand that the Notes will bear a legend to substantially the following effect:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

This legend may be removed if the Issuer, the Trustee and the Note Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture dated as of June[    ], 2004,

between Mellon Bank PFL Master Note Trust and Wells Fargo Bank, National Association, as indenture trustee.

Very truly yours,

(Name of Purchaser)

By
(Authorized officer)

EXHIBIT D-1

[FORM OF] CLEARANCE SYSTEM CERTIFICATE

TO BE GIVEN TO THE TRUSTEE BY

EUROCLEAR OR CLEARSTREAM, LUXEMBOURG FOR

DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A

TEMPORARY GLOBAL NOTE

MELLON BANK PFL MASTER NOTE TRUST,

Series [•], Class [•] Notes

[Insert title or sufficient description of Notes to be delivered]

We refer to that portion of the Temporary Global Note in respect of the Mellon Bank PFL Master Note Trustee Asset Backed Notes, Series [            ], Class [    ] Notes to be exchanged for definitive Notes (the “Submitted Portion”) pursuant to this certificate (the “Notes”) as provided in the Indenture dated as of June 24, 2004, (as amended and supplemented, the “Indenture”) in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such person’s beneficial interest either (a) from such person, substantially in the form of Exhibit D-2 to the Indenture Supplement, or (b) from                          ,             , substantially in the form of Exhibit D-3 to the Indenture Supplement, and (ii) the Submitted Portion includes no part of the Temporary Global Note excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated: , ,*	[
as operator of the Euroclear System] [Clearstream, Luxembourg]

By

*	To be dated on the date of the proposed exchange.

D-1-1

EXHIBIT D-2

[FORM OF] CERTIFICATE TO BE DELIVERED TO

EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

BY [•] WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED

INSTITUTIONAL BUYERS

MELLON BANK PFL MASTER NOTE TRUST,

Series [•], Class [•] Notes

In connection with the initial issuance and placement of the Series [•], Class [•] Notes (the “Notes”), an institutional investor in the United States (an “institutional investor”) is purchasing [U.S.$/(pound)/(U)/SF] aggregate principal amount of the Notes hold in our account at [                                                     , as operator of the Euroclear System] [Clearstream, Luxembourg] on behalf of such investor.

We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

[We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

The Definitive Notes in respect of this certificate are to be issued in registered form in the minimum denomination of [U.S.$/(pound)/(U)/SF] and such Definitive Notes (and, unless the Indenture or terms document relating to the Notes otherwise provides, any Notes issued in exchange or substitution for or on registration of transfer of Notes) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

Dated: , ,*
[ ]

By
Authorized officer

*	To be dated on the date of the proposed exchange.

D-2-1

EXHIBIT D-3

[FORM OF] CERTIFICATE TO BE DELIVERED

TO EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

BY A BENEFICIAL OWNER

OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

MELLON BANK PFL MASTER NOTE TRUST,

Series [•], Class [•] Notes

This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the Series [•], Class [•] Notes held by you for our account (the “Notes”) (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (a “financial institution”) purchasing for its own account or for resale, or (B) a United States person who acquired the Notes through the foreign branch of a financial institution and who holds the Notes through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(i)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

This certificate excepts and does not relate to [U.S.$/(pound)/(U)/SF] principal amount of Notes held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Notes in such principal amount cannot be made until we are able to so certify.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings. As used herein, “United States” means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; and “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated: , *	By
Name:

*	This certificate must be dated on the earlier of the date of the first payment of interest in respect of the Notes and the date of the Notes in definitive form.

D-3-1

As, or as agent for, the beneficial owner(s) of the interest in the Notes to which this certificate relates.

D-3-2